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                                                       Exhibit 5(b)



                               June __, 1996



Salomon Brothers Inc
As Representative of the Several Underwriters
Seven World Trade Center
New York, NY 10048

           Re:  SI Financing Trust I

Ladies and Gentlemen:

           We have acted as special Delaware counsel to SI Financing Trust I, a Delaware statutory business trust (the "Trust"), in connection with certain matters relating to the organization of the Trust and the proposed issuance of Preferred Securities to beneficial owners pursuant to and as described in Registration Statement No. 333-2897 (and the Prospectus forming a part thereof) on Form S-3 filed with the Securities and Exchange Commission on April 26, 1996, as amended by Pre-Effective Amendment Nos. 1, 2 and 3 thereto (as so amended, the "Registration Statement"). Capitalized terms used herein and not otherwise herein defined are used as defined in the Amended and Restated Declaration of Trust of the Trust in the form attached as an exhibit to the Registration Statement (the "Governing Instrument"). This opinion is being delivered to you pursuant to
Section 6(e) of the Underwriting Agreement between Salomon Inc and the Trust as confirmed and accepted by Salomon Brothers Inc for itself and the other several Underwriters named on Schedule I thereto dated June __, 1996 (the "Underwriting Agreement").

           In rendering this opinion, we have examined copies of the following documents in the forms provided to us: the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the "State Office") on April 25, 1996 (the "Certificate"); a Declaration of Trust of the Trust dated as of April 25, 1996 (the "Original Governing Instrument"); the Governing Instrument; the Underwriting Agreement; the Indenture dated as of December 1, 1988 between Salomon Inc and Bankers Trust Company, as Trustee; the Preferred Securities Guarantee Agreement by Salomon Inc dated as of _______ __, 1996; the Common Securities Guarantee Agreement by Salomon Inc dated as of __________ __, 1996; the Third Supplemental Indenture dated as of _________ __, 1996 between Salomon Inc and the Bankers Trust Company, as Trustee; the Registration

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Statement; a Trust Certificate dated the date hereof in the form attached hereto as Exhibit A (the "Trust Certificate"); and a certificate of good standing of the Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as drafts or copies or forms of documents to be executed and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due formation or organization, valid existence and good standing of each entity (other than the Trust) that is a party to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization; (ii) the due authorization, execution and delivery by, or on behalf of, each of the parties thereto (other than the Trust) of the above-referenced documents (and the due execution and delivery of the Governing Instrument and the Underwriting Agreement prior to the first issuance of Preferred Securities); (iii) that no event has occurred subsequent to the filing of the Certificate that would cause a dissolution or liquidation of the Trust under the Original Governing Instrument or the Governing Instrument, as applicable; (iv) that the activities of the Trust have been and will be conducted in accordance with the Original Governing Instrument or the Governing Instrument, as applicable; (v) that each Holder of Preferred Securities has made payment of the required consideration therefor and received a Preferred Securities Certificate in consideration thereof in accordance with the terms and conditions of the Governing Instrument, Registration Statement and Underwriting Agreement; (vi) that the Preferred Securities are issued and sold to the Preferred Securities Holders in accordance with the terms, conditions, requirements and procedures set forth in the Governing Instrument, Registration Statement and Underwriting Agreement;
(vii) that the Sponsor has directed the Regular Trustees to take the actions contemplated by Section 3.6(b) of the Governing Instrument; and (viii) that the documents examined by us are in full force and effect, express the entire understanding of the parties thereto with respect to the subject matter thereof and have not been modified, supplemented or otherwise amended, except as herein referenced. No opinion is expressed with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. We have not participated in the preparation of the Registration Statement or any other offering materials relating to the Preferred Securities and we assume no responsibility for their contents. As to any fact material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained. Where any opinion set forth herein as qualified as "to our knowledge", such opinion is based solely upon the facts set forth in the Trust Certificate. For purposes of our opinion set forth in paragraph 7 below, we refer only to laws of the


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State of Delaware that, in our experience, are normally
applicable to transactions of the type contemplated by the Underwriting Agreement, as in effect on the date hereof (other than securities or blue sky laws), the term Delaware governmental authority means any Delaware executive, legislative, administrative or regulatory body under such Delaware laws and the reference to governmental approval means any consent, approval, license, authorization or validation of, or notice to, or filing, recording or registration with any such governmental authority pursuant to such Delaware laws.

           Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

           1. The Trust is a duly organized and validly existing business trust in good standing under the laws of the State of Delaware.

           2. Under the Delaware Business Trust Act, 12 Del. C. Sections 3801, et seq (the "Delaware Act"), and the Governing Instrument, the Trust has the business trust power authority to
(A) execute and deliver, and perform its obligations under, the Underwriting Agreement, (B) issue and perform its obligations under the Preferred Securities and the Common Securities and (C) purchase and hold the Subordinated Debt Securities.

           3. The Preferred Securities have been duly authorized by the Governing Instrument and, when issued in accordance with the Governing Instrument and paid for and delivered in accordance with the Underwriting Agreement, will represent, subject to the qualifications set forth in paragraph 5 below, fully paid and non- assessable beneficial interests in the assets of the Trust and will entitle the holders thereof to the benefits of the Governing Instrument (subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and other laws affecting creditors' rights generally from time to time in effect, application of equitable principles (regardless of whether considered in a proceeding in equity or at law), and considerations of public policy or the effect of applicable law relating to fiduciary duties).

           4. The Common Securities have been duly authorized by the Governing Instrument and, when issued and sold in accordance with the Governing Instrument, will represent, subject to the qualifications set forth in paragraph 5 below, fully paid and non- assessable beneficial interests in the assets of the Trust.

           5. The holders of the Preferred Securities and the Common Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation
Law of the State of Delaware; provided, however, we express no

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opinion with respect to the liability of any Security Holder who is, was or may become a named Trustee of the Trust. Notwithstanding the foregoing, we note that pursuant to Section
11.4 of the Governing Instrument, the Trust may withhold amounts otherwise distributable to a holder of a security and pay over such amounts to the applicable jurisdictions in accordance with federal, state and local law and any amount withheld will be deemed to have been distributed to such Holder, that pursuant to the Governing Instrument the holders of Securities may be obligated to make payments or provide indemnity or security under the circumstances set forth therein and that holders of Common Securities are liable for all of the debts and obligations of the Trust to the extent specified in Section 10.1(b) of the Governing Instrument.

           6. Under the Delaware Act and the Governing
Instrument, the issuance of the Preferred Securities and the Common Securities is not subject to preemptive rights.

           7. The issuance, sale and delivery by the Trust of the Preferred Securities and of the Common Securities, the execution and delivery by the Trust of the Underwriting Agreement, the purchase by the Trust of the Subordinated Debt Securities and the performance by the Trust of its obligations thereunder does not
(a) result in any violation of the Governing Instrument or any applicable Delaware law (statutory or decisional) or any order, rule or regulation of any Delaware governmental agency or body having jurisdiction over the Trust or any of its properties or assets, (b) require the approval of any such Delaware governmental agency or body, or (c) to our knowledge, without independent investigation, conflict with or result in a breach or violation of any of the provisions of, or constitute a default under, any contract, indenture, mortgage, loan agreement, deed of trust, note, lease or other instrument to which the Trust is a party or to which any of its property or assets is subject.

           8. The Underwriting Agreement has been duly authorized and executed by the Trust.

           9. The Governing Instrument constitutes a valid and binding obligation of the Sponsor and the Regular Trustees and is enforceable against the Sponsor and the Regular Trustees in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other laws affecting creditors' rights generally from time to time in effect, application of equitable principles (regardless of whether considered in a proceeding in equity or at law), and considerations of public policy or the effect of applicable law relating to fiduciary duties).

           We hereby consent to the filing of this opinion as an

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exhibit to the Registration Statement and to the use of our name under the heading "Legal Opinions" in the prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and on our review of the above referenced documents and the application of Delaware law as the same exist as of the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. This opinion is intended solely for the benefit of the addressee hereof in connection with the matters contemplated hereby and may not be relied on by any other person or entity or for any other purpose without our prior written consent.

                        Very truly yours,

                          MORRIS, NICHOLS, ARSHT & TUNNELL



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